UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

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VALLEY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28342 (Commission File Number)	54-1702380 (I.R.S. Employer Identification No.)

36 Church Avenue, S.W. Roanoke, Virginia (Address of principal executive offices)	24011 (Zip Code)

Registrant’s telephone number, including area code: (540) 342-2265

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     As a participant in the in the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program, commonly known as “TARP,” Valley Financial Corporation, Inc.’s (the “Company”) executive compensation practices are subject to certain limitations under the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). On March 18, 2009, in compliance with those limitations, the Company’s Board of Directors took action to amend or terminate certain agreements between the Company and its named executive officers, as discussed below.

The Board amended the Employment Agreements of Ellis L. Gutshall, President and Chief Executive Officer, and Kimberly B. Snyder, Executive Vice President and Chief Financial Officer, effective as of December 12, 2008. To comply with the EESA prohibition on “golden parachutes” the amendments prohibit all payments to Mr. Gutshall and Ms. Snyder on departure from the Company other than payments for services performed or benefits accrued. The amendments state that both Mr. Gutshall and Ms. Snyder are terminable “at will” by the Company and also waive the enforcement of Mr. Gutshall and Ms. Snyder’s covenants not to compete against the Company after leaving its employ. The amendment to Mr. Gutshall’s Employment Agreement also prohibits the Company from paying him certain bonuses, retention awards and incentive compensation that the Company may not pay to Mr. Gutshall under EESA as the Company’s most highly compensated employee. The amendments to Mr. Gutshall and Ms. Snyder’s Employment Agreements are conditioned on the Treasury’s continued investment in the Company. As contemplated by EESA, once the Treasury no longer holds the Company’s preferred stock, the amendments are inapplicable and the terms of the Employment Agreements revert to the terms in place before these amendments. Amendment No. 1 to Mr. Gutshall’s Employment Agreement is attached hereto as Exhibit 10.1, Amendment No. 1 to Ms. Snyder’s Employment Agreement is attached hereto as Exhibit 10.2, each is incorporated herein by reference.

To comply with the EESA prohibition on “golden parachutes” the Board also terminated the Change in Control Severance Agreements between the Company and each of John T. McCaleb, Executive Vice President and Chief Lending Officer, Richard Grayson Goldsmith, Senior Vice President and Senior Business Banking Manager, Andrew B. Agee, Senior Vice President and Senior Real Estate Officer, Edward C. Martin, Senior Vice President and Chief Credit Officer and Mary P. Hundley, Senior Vice President and Chief Risk Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Employment Agreement between Valley Financial Corporation and Ellis L. Gutshall
10.2	Amendment No. 1 to the Employment Agreement between Valley Financial Corporation and Kimberly B. Snyder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: March 19, 2009	By:	/s/ Kimberly B. Snyder

Kimberly B. Snyder, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Employment Agreement between Valley Financial Corporation and Ellis L. Gutshall
10.2	Amendment No. 1 to the Employment Agreement between Valley Financial Corporation and Kimberly B. Snyder